UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2004

ALBERTO-CULVER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-5050	36-2257936
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2525 Armitage Avenue

Melrose Park, Illinois 60160

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 450-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Pursuant to Alberto-Culver Company’s (the “Company”) Management Incentive Plan (the “MIP”), on September 21, 2004, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) established financial performance criteria for fiscal year 2005 for Howard B. Bernick, President and Chief Executive Officer and a Director; William J. Cernugel, Senior Vice President and Chief Financial Officer; and Michael H. Renzulli, President of Sally Beauty Company. On November 15, 2004, the Compensation Committee established financial performance criteria for fiscal year 2005 for Carol L. Bernick, Chairman and a Director and V. James Marino, President of Alberto-Culver Consumer Products Worldwide. Under the MIP, the Compensation Committee may base a participant’s annual bonus upon one or more financial criteria set forth in the MIP, allocating the percentage weight that each such criterion has on the annual bonus. For the officers listed above, the financial criteria and percentage allocation were established by the Compensation Committee as follows:

•	Carol L. Bernick’s award opportunity is weighted 50% on sales and 50% on operating earnings of the Company;

•	Howard B. Bernick’s award opportunity is weighted 50% on sales and 50% on operating earnings of the Company;

•	William J. Cernugel’s award opportunity is weighted 50% on sales and 50% on operating earnings of the Company;

•	V. James Marino’s award opportunity is weighted 5% on sales and 5% on operating earnings of the Company and 45% on sales and 45% on operating earnings of Alberto-Culver Consumer Products Worldwide; and

•	Michael H. Renzulli’s award opportunity is weighted 5% on sales and 5% on operating earnings of the Company and 45% on sales and 45% on operating earnings of Sally Beauty Company.

Under the MIP, “operating earnings” means pre-tax earnings before non-recurring and other unusual items reported separately in the Company’s income statement.

Pursuant to the Company’s Shareholder Value Incentive Plan (the “SVIP”), on September 21, 2004, the Compensation Committee selected the Standard & Poor’s 500 Index, among the six indices set forth in the SVIP, to rank the total shareholder return of the Company’s common stock for the three-year performance period beginning on October 1, 2004 and ending on September 30, 2007. Performance units were granted to Mrs. Bernick and Messrs. Bernick, Cernugel, Marino and Renzulli. Each performance unit has a payout value of $250 if the threshold performance level is attained, $1,000 if the target performance level is attained and $2,000 if the maximum performance level is attained. For such three-year performance period, the threshold, target and maximum performance levels are attained when the total shareholder return on the Company’s common stock meets or exceeds the total shareholder return of 40%, 60% and 80%, respectively, of the companies comprising the Standard & Poor’s 500 Index.

On December 6, 2004, the Company entered into an employment agreement (the “Employment Agreement”) with Leonard H. Lavin, Chairman Emeritus of the Company. Pursuant to the Employment Agreement, Mr. Lavin will be paid a salary of $1.00 per year. As an employee, Mr. Lavin will be entitled to elect health, dental, life and short-term disability insurance, will have an office and secretary and will be paid for his outstanding fiscal year 2003 and 2004 SVIP units at the time such payouts, if any, are made. He will have access to the corporate airplane during times that it is not being used for business and will reimburse the Company for such use at the applicable Standard Industry Fare Level. Mr. Lavin will be provided a full-time security person at no expense and shall be reimbursed for all approved, reasonable business expenses. In addition, the Company and Mr. Lavin agreed to cancel his Severance Agreement dated December 4, 1996, as amended. Furthermore, Mr. Lavin will receive a lump sum payment on or before December 31, 2004 of $4,000,000, less applicable withholding taxes, under his Key Executive Deferred Compensation Agreement dated January 30, 1987. This lump sum payment was fully accrued by the Company in prior years. The Employment Agreement is effective as of October 1, 2004 and expires five years thereafter, unless renewed by the mutual agreement of the parties.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are included herein:

Number	Description
10	Copy of Employment Agreement between Leonard H. Lavin and Alberto-Culver Company dated as of December 6, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBERTO-CULVER COMPANY

By:	/s/ William J. Cernugel
William J. Cernugel
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

December 7, 2004